SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 28, 2000

                              PHOTONICS CORPORATION
             (Exact name of registrant as specified in its charter)


          CALIFORNIA                     0-22514                 77-0102343
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)

     Suite 400, 12377 Merit Drive, Dallas, TX                 75251
      (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: 972-726-7543

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

      5.a. On November 28, 2001, the Registrant gained shareholder approval to:


            5.a.1 Authorize an increase in the number of authorized common shares of the Company to 200,000,000 shares, and Preferred Shares to 50,000,000 shares.

            5.a.2 Amend the Bylaws of Photonics Corporation to provide for a minimum four and maximum of seven members of the Board of Directors.

            5.a.3 Elect four Board of Directors to serve until the next annual meeting of the shareholders. Nominees: T. James Vaughn, G. Thomas Bailey, Joseph F. Langston, Jr. and James T. Koo.

            5.a.4 Ratify the Conversion of approximately $ 3.5 million of corporate indebtedness into common stock of Photonics.

            5.a.5 Approve the Stock Purchase Agreement dated as of June 30, 2000 between Photonics Corporation (the "Company"), REpipeline.com, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("REP-D"}, REpipeline.com, Inc., a Texas corporation ("REP-T") and the selling shareholders of REP-T (the "Agreement") and to authorize the acquisition of REP-T, Inc. by REP-D of Photonics, through the issuance of a majority of the shares of Common Stock of Photonics.

            5.a.6 Ratify the actions of James T. Koo and indemnification of James T. Koo relating to the actions that he has taken in preparing and consummating the transactions set out in the Agreement.

            5.a.7 Ratify the incorporation of Sunnyvale Technology Corporation as a subsidiary of Photonics Corporation, Inc., the transfer of the assets and business of DTC Data Technology, a division of Photonics, to Sunnyvale Technology Corporation and the sale of 90% of the shares of Sunnyvale Technology Corporation to James T. Koo.

            5.a.8 Approve a Qualified Stock Option Plan for the officers of the Corporation.

            5.a.9 Approve a Stock Option Plan for the outside directors of the Corporation.

            5.a.10 Ratify the employment of new Auditors, Turner Stone & Company of Dallas, Texas.


5.b New Officers and Directors are:

NAME                   TERM       AGE       POSITION WITH THE COMPANY

T. James Vaughn        3 Yrs      56        Chairman of the Board, Director
G. Thomas Bailey       3 Yrs      51        President, CEO, Director
Michael Craven                    40        V.P. Business Development
Joseph F. Langston     3 Yrs      48        VP, Chief Financial Office, Director
James T. Koo           3 Yrs      59        Director

T. James Vaughn - Chairman of the Board/Director, is 56 years of age. Mr. Vaughan has 30 years of experience in retailing and consulting. Most recently, Mr. Vaughan has been the owner of J. Vaughan Consulting LLC. A boutique consulting agent dealing with one major National account and several start up companies in the B2B Internet area. Prior to that Mr. Vaughan was Vice President of development for a division of Tandy Corp. Mr. Vaughan was National Vice President of stores for Computer City a 110-store chain with revenues in excess of $2,000,000,000. Mr. Vaughan was co-founder and Sr. Vice president of Pace Membership Warehouse, a $3,000,000,000 warehouse club. Mr. Vaughan was founder, President and C.E.O. of Med-club a retailer of medical devices and products to medical professionals and consumers. Mr. Vaughan is experienced in start up companies and has successfully raised the capital to bring two of his own to market as well as assisting in several others. His knowledge of venture funding, IPO's and capital markets is extensive.

George Thomas Bailey - President, CEO/Director is 51 years of age. Mr. Bailey has 30 years of experience in the consumer products, technology, distribution and healthcare Industries. His consumer product career was with Fortune 500 companies, General Foods, Sara Lee and PepsiCo in Senior Management, General Management and Marketing Positions. He held the position of Vice President of
Strategic Planning for FoxMeyer Health Corp. a $6 Billion Health Care Distribution and Technology Company. He was the President and Chief Operating Officer for Health Streams Technology a publicly traded start up technology company that developed and marketed software applications, wide area networking services, outsourcing and integration services to the healthcare vertical segment. He held the position of President and CEO for NECCO, a rollup and consolidation of environmental companies.

Earlier in his career, he was a real estate broker and building contractor in the state of Florida. Most recently, he was a consultant that advised companies on strategic planning, operations planning, technology, business process reengineering and e-commerce.

Mr. Bailey's experiences and skills are in brand management classical marketing, software development, mergers and acquisitions, business restructuring, start up and rapid growth companies and general management.

He earned his undergraduate degree from Florida State University and a MBA from the University of Florida. Upon graduation from Florida State University Mr. Bailey was a professional athlete with the Philadelphia Eagles in the National Football league for five years.

Michael Craven - Vice President of Sales & Business Development, is 40 years of age. Mr. Craven has over 15 years of experience in sales, marketing and business management. Mr. Craven was most recently the President & CEO of Hebel SouthCentral; a U.S. subsidiary of the worldwide German based Hebel AG. Mr. Craven was responsible for all aspects of this start-up company involved in the introduction and development of a new structural system for use in the U.S. commercial design and construction industry. The company ultimately merged with Matrix, a division of J.A. Jones, Inc. Prior to that Mr. Craven was the Executive Vice President of Materials Marketing Corporation responsible for all U.S. commercial sales and operations. Mr. Craven not only has experience with start-up operations but also with the sales and marketing development of a completely new technology and industry. Mr. Craven has extensive experience in the area of developing and managing high performance sales organizations particularly within complex selling environments. Mr. Craven is a veteran of the U.S. Navy where he earned numerous awards and commendations for his outstanding leadership skills.

Joseph F. Langston Jr. - Chief Financial Officer/Director, is 48 years of age. Mr. Langston has over 20 years experience as a Chief Finance Officer for various public companies, including Trans-Western Exploration and Search Exploration. The last 3 1/2 years Mr. Langston has worked with small and medium companies overseeing securities filings, registration documents and raising capital. He is experienced in all aspects of the requirements to become a public entity, as well as lead in raising capital through the public markets and institutional investors.

James T. Koo - Director, is 59 years of age. Mr. Koo has over 30+ years in the electronics industry, most recently has been an unpaid consultant to the Company from June 23, 1999 to present for overseeing selling of the Company. He served as the President and member of the Board of DTC since 1994, CEO, President and member of the Board of Photonics Corp. since 1996. From 1992 to 1994 he was a Vice President of Qume Corporation and General Manager of DTC Data Technology Corporation, then a wholly owned subsidiary of Qume Corporation. Prior to joining DTC, from 1984 until April 1992, Mr. Koo was with Mosel-Vitelic, a developer and manufacturer of memory integrated circuits. There he held several positions including Senior Vice President of Engineering, Operations, Marketing, Marketing and Sales of Taiwan Operations, and other management positions.

5.c Securities Ownership of Principal Stockholders and Management after the Acquisition

The  following  table  sets  forth the  shares  of the  Company's  Common  Stock beneficially after the completion of the merger between Photonics and REpipeline.com, Inc. by each person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock, and by all former directors and officers as a group.

                                               Issued       Outstanding
                                               ------------------------
                                Percent        Percent
Beneficial Owner                Owned          Owned (1)      Owned (2)

Acquisition & Finance Corp.   41,311,212       56.17%         0.00%
C/o REpipeline.com, Inc.

James Vaughan                    703,560        0.96%         2.18%
Chairman of the Board

Thomas Bailey                  1,509,890        2.05%         4.68%
President/Direct

Joseph Langston                1,808,928        2.46%         5.61%
C.F.O./Director

Michael Craven                   831,072        1.13%         2.58%
Vice President

James T. Koo                     858,475        1.17%         2.66%
Director

Dale Sparrow                   3,032,705        4.12%         9.41%

David S. Lee                   1,475,360        2.01%         4.58%

Other Shareholders            22,009,446       29.93%        68.29%

Total Shares Issued           73,540,648      100.00%       100.00%
Total Shares Outstanding      32,229,436

1. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common and Preferred Stock and options or warrants to purchase stock.

2. Shares held by the subsidiary are not considered outstanding for calculating Earnings Per Share.


Item  7.  Financial  Statements  and  Exhibits.

The following unaudited pro forma condensed combined financial statements combine Photonic's results of operations for the six month period ending June 30, 2000 with REP-T's results of operations for the six months ended June 30, 2000 giving effect to the transaction contemplated by the Agreement as if it has occurred on January 1, 2000. The pro formas reflect certain assumptions deemed probable by management regarding the proposed acquisition. No adjustments to the pro forma condensed combined financial information have been made to account for different possible results in connection with the foregoing, as management believes the impact on such information of the varying outcomes individually or in the aggregate would not be material.

The Photonics historical financial statement data as of and for the six months ended June 30, 2000 is unaudited. The REP-T historical financial statement data as of and for the six months ended June 30, 2000 is audited. The pro forma financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of their respective managements, contain all adjustments necessary for the fair presentation of the results of operations for such period if the companies were combined.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the transaction contemplated by the Agreement been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.




                              Photonics Corporation
                              REpipeline.com, Inc.
                             Combined Balance Sheet
                             (Amounts in thousands)

                                                        Photonics     REP-T     Combined
                                                         June 30,    June 30,    June 30,
                                                           2000        2000        2000
                                                         --------    --------    --------
Assets
Current Assets:
Cash and cash equivalents                                      16          73          89
Accounts Receivable less reserves                               0          37           0
Other Receivables                                               0           0           0
Inventories, net                                                0           0           0
Prepaid expenses and other current assets                       0           0           0
                                                         --------    --------    --------
Total current assets                                           16          60          76

Furniture and equipment, net                                    0           8           8
Other Assets                                                    0         116         116
                                                         --------    --------    --------
Total Assets                                                   16         184         124



Liabilities and shareholders equity (deficiency)
Current Liabilities:
Accounts payable (1)                                        1,780          59          59
Accrued liabilities (2)                                       362          19          19
Note Payable - AR Credit Line                                   0           0           0
Due to Related Parties (3)                                  2,071           0           0
Other                                                           0           0           0
                                                         --------    --------    --------
Total current liabilities                                   4,213          78          78

Deferred Taxes                                                  0           0           0

Total Liabilities                                           4,213          78          78

Minority interest in subsidiaries
Shareholders' equity (deficiency):
Common stock                                               46,344         556      46,900
Treasury stock                                                  0
Capital subscription                                            0         716         716
Accumulated deficit                                       (50,541)       (610)    (51,151)

Total shareholders' equity (deficiency)                    (4,197)        662      (3,535)

Total liabilities and shareholders' equity               $     16         184         200

1 - 2) Conversion of Accounts Payable into Common Stock prior to closing 3) Conversion of Notes Payable to Common Stock

                              Photonics Corporation
                              REpipeline.com, Inc.
                        Combined Statements of Operations
                  (Amounts in thousands, except per share data)
                         Six months ended June 30, 2000
                                   (Unaudited)

                                   Photonics          REP          Combined

REVENUES:

  Net Product Sales              $          0    $          0    $          0
  Cost of Revenues                          0               0               0
                                 ------------    ------------    ------------
     Gross Profit                           0               0               0

OPERATING EXPENSES:
  Research and development                  0             109             109
 General and administration                57             297             354
                                 ------------    ------------    ------------
    Total operating expense                57             406             461
       Income (loss) from
    operations                            (57)           (406)           (461)

OTHER INCOME (EXPENSE):
  Interest income                           0               0               0
  Interest expense                          0               0               0
  Other Income                              0               0               0
  Other expense                           (54)              0               0
                                 ------------    ------------    ------------
  Total other income (expense)            (54)              0               0
    Provision for taxes                     0               0               0
       Net income (loss)         $       (111)   $       (406)   $       (517)

Net income (loss) per share              (.02)          (.073)           (.03)
                                 ============    ============    ============
Shares used in

per share calculation               6,765,496       5,561,834      29,158,766

 4) Number of Shares Outstanding after completion of the proposed consolidation


SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTONICS CORPORATION


By: /s/ George Thomas Bailey
    ------------------------
Geroge Thomas Bailey
President and Chief
Executive Officer
Date: February 23, 2001